ALLTEL CORPORATION

                                       to

                         CHASE MANHATTAN TRUST COMPANY,
                              NATIONAL ASSOCIATION,

                                   AS TRUSTEE


                          NINTH SUPPLEMENTAL INDENTURE

                     Dated as of _____________________, 1998


                            Providing for Issuance of

                    $____________________ Principal Amount of

                ____% Debentures due ____________________, 20____

          THIS NINTH SUPPLEMENTAL INDENTURE (the "Ninth Supplemental Indenture"), dated as of ____________________, 1998, made and entered into by and between ALLTEL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, with its principal offices located at One Allied Drive, Little Rock, Arkansas (hereinafter referred to as the "Company"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, successor to Mellon Bank, F.S.B., successor to Key Bank National Association, successor to Society National Bank, as trustee (hereinafter referred to as the "Trustee").
          WHEREAS, the Company has duly executed and delivered to the Trustee an Indenture dated as of January 1, 1987 (hereinafter referred to as the "Original Indenture"), as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995 and an Eighth Supplemental Indenture dated as of March 1, 1996 (the Original Indenture and all supplemental indentures thereto being hereinafter collectively, referred to as the "Indenture"), providing for the periodic issuance of debt securities in series; and
         WHEREAS, Section 2.02(a) of the Original Indenture provides for the issuance of any Series (as defined in the Original Indenture) of Securities (as defined in the Original Indenture) pursuant to a Board Resolution (as defined in the Original Indenture) or by the execution and delivery to the Trustee of an indenture supplemental to the Indenture authorized and approved by the Board of Directors of the Company; and
          WHEREAS, Section 2.01 of the Original Indenture provides that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture; and
          WHEREAS, the Company desires in and by this Ninth Supplemental Indenture to provide for the creation and issuance of $__________________ principal amount of ___% Debentures due _____________________, 20___,
(hereinafter referred to as the "Debentures") in accordance with and under the terms and provisions of the Indenture; and
          WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this Ninth Supplemental Indenture providing for the issuance of the Debentures as herein provided; and
          WHEREAS, all things necessary to make this Ninth Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done;
          NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:
          That, for and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of Debentures:

                                   ARTICLE ONE

                             Issuance of Debentures
                             ----------------------
          Section 1.01. The Debentures hereby authorized to be issued under this Ninth Supplemental Indenture and the Indenture shall be designated "____% Debentures due _______________________, 20____." No more than
$________________________ of the Debentures shall be issued and authenticated hereunder (except for Debentures issued and authenticated pursuant to Sections 2.08, 2.09, 2.12, 3.06 or 9.05 of the Original Indenture). The Debentures shall be issuable in authorized denominations of $1,000 and integral multiples thereof and registered as to principal and interest. The Debentures shall be dated the date of their authentication and shall bear interest at the rate of ________________ percent (___%) per annum, payable semi-annually, based on a 360-day year comprised of twelve 30-day months. The Company shall pay interest in such coin or currency of the United States of America as is, as of the time of payment, legal tender for the payment of public and private debts, and pay to the Holders of the Debentures interest on said principal sum at the rate per annum specified in the title of the Debentures, in like coin or currency, from the March 15 or September 15 next preceding the date of authentication to which interest has been paid (unless the date of authentication thereof is a March 15 or September 15 to which Interest has been paid, in which case from the date of authentication; or unless the date of authentication thereof is on or prior to September 15, 1998, in which case from ____________________, 1998; or unless the date of authentication thereof is between the close of business on March 1 or September 1, as the case may be, and the following March 15 or September 15, respectfully, in which case from such March 15 or September 15; provided, however, that if the Company shall default in payment of the interest due on such March 15 or September 15, then from the next preceding March 15 or September 15, to which interest has been paid or, if no interest has been paid on the Debentures, from __________________, 1998) semi-annually on March 15 or September 15 in each year, until payment of said principal sum has been made. The interest so payable on any March 15 or September 15 will, subject to certain exceptions hereinafter referred to, be paid to the Holders of the Debentures as of the close of business on the March 1 or September 1, as the case may be, next preceding such March 15 or September 15 whether or not such March 1 or September 1 is a business day. If and to the extent the Company shall default in the payment of the interest on a March 15 or September 15, such defaulted interest shall be paid to the Holders of the Debentures as of a subsequent record date established by notice given by mail by or on behalf of the Company to the Holders of the Debentures not less than 15 days preceding such subsequent record date, such subsequent record date not to be less than five days preceding the date of payment of such defaulted interest.

          Transfers of Debentures will be registrable and principal will be payable at the corporate trust office of the Trustee or its affiliate in New York, New York, or at such other location or locations as may be provided for pursuant to the Indenture. The Debentures will be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.
          Section 1.02. The fully registered Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be in substantially the following form:

                   Form of Fully Registered _____% Debentures
                   ------------------------------------------

                             due ____________, 20___
                             -----------------------


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

NO.                                                              $
    ----------------                                              -----------

                               ALLTEL Corporation

                   _____% Debenture due _______________, 20___

         ALLTEL Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to, or registered assigns, the principal sum of DOLLARS on __________________, 20___, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York, or at such other location or locations as may be provided for pursuant to the Indenture, in such coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Debenture, in like coin or currency, from the March 15 or September 15, next preceding the date of authentication hereof to which interest has been paid (unless the date of authentication is a March 15 or September 15 to which interest has been paid, in which case from the date of authentication; or unless the date of authentication hereof is on or prior to September 15, 1998 in which case from ____________________, 1998; or unless the date of authentication hereof is between the close of business on March 1 or September 1, as the case may be, and the following March 15 or September 15, respectively, in which case from such March 15 or September 15; provided, however, that if the Company shall default in payment of the interest due on such March 15 or September 15, then from the next preceding March 15 or September 15, to which interest has been paid or, if no interest has been paid on the Debentures, from _________________, 1998) semi-annually on March 15 or September 15 in each year, until payment of said principal sum has been made. The interest so payable on any March 15 or September 15 will, subject to certain exceptions hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the March 1 or September 1, as the case may be, next preceding such March 15 or September 15 whether or not such March 1 or September 1 is a business day. If and to the extent the Company shall default in the payment of the interest on a March 15 or September 15, such defaulted interest shall be paid to the persons in whose names the Debentures are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Debentures not less than 15 days preceding such subsequent record date, such subsequent record date not to be less than five days preceding the date of payment of such defaulted interest.

         This ____% Debenture due _____________________, 20____ is one of a duly authorized issue of debentures (hereinafter called the "Debentures") of the series hereinafter specified (all of the debentures, notes or other evidences of indebtedness issued under the Indenture hereinafter mentioned herein called the "Securities"), all issued or to be issued under and pursuant to an Indenture, dated as of January 1, 1987, as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996 and a Ninth Supplemental Indenture dated as of _______________________, 1998 (said Indenture, as supplemented herein, referred to as the "Indenture"), duly executed and delivered between the Company and Chase Manhattan Trust Company, National Association, successor to Mellon Bank, F.S.B., successor to Key Bank, National Association, as successor to Society National Bank, as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto, reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may as between different series and within a given series mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the _____% Debentures due ___________________, 20____ of the Company issued in the aggregate principal amount of $______________________.

          In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded and annulled by the holders of a majority in aggregate principal amount of the Debentures. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Debentures at the time may waive, on behalf of the holders of all of the Debentures, any existing default with respect to the Debentures and its consequences, except a default in the payment of the principal of or interest on any of the Securities.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the majority in principal amount of the outstanding Securities of each Series to be affected (with each Series voting as a class), to enter into supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying the rights of the holders of the Securities without the consent of each Securityholder affected; provided, however, that without the consent of the Securityholder affected, an amendment or waiver may not reduce the amount of Securities whose holders must consent to an amendment or waiver, or change the rate of or change the time for payment of interest on any Security, or change the principal of or change the fixed maturity of any Security, or reduce any premium payable upon the redemption of any Security, or waive a default in the payment of principal of and premium, if any, and interest on any Security, or make any Security payable in money other than that stated in the Security, or impair the right to institute suit for the enforcement of any payment on or with respect to any Security.

          Any such consent or waiver by the registered holder of this Debenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture or such other Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Debentures are issuable as fully registered Debentures without coupons in the denominations of $1,000 and any integral multiple thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, City of New York, State of New York, or at such other location or locations as may be provided for pursuant to the Indenture, and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations, without payments of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.

          The Debentures will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus in each case accrued interest thereon to the date of redemption. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed.

          No Sinking Fund is provided for the Debentures.

          The Company will not pay additional amounts in respect of taxes or similar charges withheld or deducted on the Debentures held by a person who is not a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          Upon surrender of this Debenture, the transfer of this Debenture is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the registry books of the Company in the Borough of Manhattan, City of New York, State of New York, or any other location or locations as may be provided for pursuant to the Indenture, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

          Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the person in whose name this Debenture shall be registered upon the registry books of the Company as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal or premium, if any, hereof, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Debenture to the extent of the sum or sums so paid.

          No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on a or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part or the consideration for the issue hereof, expressly waived and released.

          All terms used in this Debenture which are defined in the Indenture shall have the respective meanings ascribed to them therein.

          As provided in the Indenture, this Debenture shall for all purposes be governed by and construed in accordance with the laws of the State of Ohio.

          The Debentures constitute senior indebtedness of the Company superior in right of payment to the Company's subordinated indebtedness.

          This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee referred to on the reverse hereof.

          IN WITNESS WHEREOF, ALLTEL Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:  _____________________, 1998
                                        ALLTEL CORPORATION

                                        By: /s/ Joe T. Ford
                                            ------------------------------------
                                            Joe T. Ford
                                            Chairman and Chief Executive Officer

[Corporate Seal]

Attest:



------------------------------
Francis X. Frantz
Secretary





                      Form of Certificate of Authentication
                      -------------------------------------

  This is one of the Securities referred to in the within-mentioned Indenture.

                                                CHASE MANHATTAN TRUST COMPANY,
                                                NATIONAL ASSOCIATION, as Trustee



                                                By:  ---------------------------
                                                     Authorized Officer

           Section 1.03. Forthwith upon (i) the execution and delivery of this Ninth Supplemental Indenture the Trustee, (ii) upon the execution and delivery to it of $______________________ principal amount of the Debentures and (iii) upon delivery to the Trustee of the items required by Sections 2.02 and 2.03 of the Original Indenture including, without limitation, the written Company Order signed by any two of the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, and the Controller of the Company, and without any further authorization or action by the Company, shall authenticate and deliver the Debentures.

                                   ARTICLE TWO

                          Registered Global Securities
                          ----------------------------

          Section 2.01.  Definitions:
                         -----------
          "Depositary" means, with respect to the Securities of any Series issuable or issued in the form of one or more Registered Global Securities, the person designated as Depositary by the Company pursuant to Section 2.02 of this Ninth Supplemental Indenture until a successor Depositary shall have become such pursuant to the applicable provisions of this Ninth Supplemental Indenture, and thereafter "Depositary" shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, "Depositary" as used with respect to the Securities of any such Series shall mean the Depositary with respect to the Registered Global Securities of that Series.
          "Registered Global Security" means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such Series in accordance with Section 2.02 of this Ninth Supplemental Indenture, and bearing the legend prescribed in Section 2.02 of this Ninth Supplemental Indenture.

          Section 2.02. If the Company shall establish pursuant to Section 2.03 of this Ninth Supplemental Indenture that the Securities of a Series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such Series issued in such form and not yet canceled,
(ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect:
"Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."
         Each Depositary designated pursuant to Section 2.03 of this Ninth Supplemental Indenture must, at the time of its designation and at all time while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.
          Section 2.03. (a) At or prior to the issuance of the Debentures authorized to be issued under this Ninth Supplemental Indenture, or at or prior to the issuance of any other Series of Securities under the Indenture or this Ninth Supplemental Indenture, the following terms with respect to Registered Global Securities may be established at the Company's discretion, in addition to any and all terms established in accordance with Section 2.02 of the Original Indenture, pursuant to a Board Resolution or by an indenture supplemental hereto:
          (1) whether the Securities of the Series or any portion thereof will be issuable as Registered Global Securities;
          (2) if the Securities of the Series are issuable in whole or in part as one or more Registered Global Securities, the identity of the Depositary for such Registered Global Security or Securities.
          (b) If any of the foregoing terms are established pursuant to a Board Resolution, the Company shall comply with the procedures and requirements set forth in Section 2.02(b) of the Original Indenture.

          Section 2.04. Notwithstanding any provisions of Section 2.08 of the Original Indenture, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a Series may not be transferred except as a whole by the Depositary for such Series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or a nominee of such successor Depositary.
          If at any time the Depositary for any Registered Global Securities of any Series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under Section 2.02 of this Ninth Supplemental Indenture, the Company shall appoint a successor Depositary eligible under Section 2.02 of this Ninth Supplemental Indenture with respect to such Registered Global Securities. If a successor Depositary eligible under Section 2.02 of this Ninth Supplemental Indenture for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Registered Securities of such Series, will authenticate and deliver, Registered Securities of such Series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.
          The Company may at any time and in its sole discretion determine that any Registered Global Securities of any Series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series and tenor in definitive registered from without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.
          Any time the Registered Securities of any Series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 2.02 of this Ninth Supplemental Indenture and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

          If established by the Company pursuant to Section 2.03 of this Ninth Supplemental Indenture with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same Series and tenor in definitive registered from on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,
                 (i) to the person specified by such Depositary new Registered Securities of the same Series and tenor, of any authorized denominations as requested by such person, in an aggregate principal amount equal to and in exchange for such person's beneficial interest in the Registered Global Security; and
                  (ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above. Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.04 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the persons in whose names such Securities are so registered.
                                  ARTICLE THREE

                          Redemption of the Debentures
                          ----------------------------

       Section 3.01. The Debentures will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus in each case accrued interest thereon to the date of redemption.

       "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
       "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
       "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business days, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at 5:00 p.m. on the third business day preceding such redemption date.

       "Reference Treasury Dealer" means each of NationsBanc Montgomery Securities LLC, Salomon Smith Barney Inc., CS First Boston Corporation, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.
       Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed.
       Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Debentures or portions thereof called for redemption and the Debentures or portions thereof called for redemption will cease to be outstanding and will only represent the right to receive the redemption price plus accrued interest to the date of redemption with respect to such Debentures.

                                  ARTICLE FOUR

                       No Sinking Fund for the Debentures
                       ----------------------------------

          Section 4.01.  No sinking fund is provided for the Debentures.

                                  ARTICLE FIVE

                                    Amendment
                                    ---------

          Section 5.01. Without the consent of each Holder of Debentures affected, no amendment to or waiver of a right under, the Indenture or this Ninth Supplemental Indenture shall change or alter the right of the Holders of Debentures set forth in Section 9.02(a) of the Original Indenture.

                                   ARTICLE SIX

                            Miscellaneous Provisions
                            ------------------------

          Section 6.01. Except insofar as herein otherwise expressly provided, all of the provisions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Ninth Supplemental Indenture; the Indenture as supplemented by this Ninth Supplemental Indenture is in all respects ratified and confirmed; and the Indenture and this Ninth Supplemental Indenture shall be read, taken and construed as one and the same instrument. Certain terms used herein are defined in the Indenture.

          Section 6.02. Nothing in this Ninth Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the Holders of the Debentures issued under and secured by the Indenture and this Ninth Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Ninth Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Ninth Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the Holders of the Debentures issued and to be issued under the Indenture and this Ninth Supplemental Indenture, and secured thereby. All covenants, promises and agreements in this Ninth Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.
           Section 6.03. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one instrument.
           Section 6.04. This Ninth Supplemental Indenture, the Indenture and the Debentures issued thereunder shall each be deemed to be a contract made under the laws of the State of Ohio, and shall be construed for all purpose in accordance with the laws of said State.
           Section 6.05. If any provision of this Ninth Supplemental Indenture limits, qualifies or conflicts with a provision which is required to be included in this Ninth Supplemental Indenture by the Trust Indenture Act of 1939, the required provision shall control.
           Section 6.06. The Debentures constitute senior indebtedness of the Company superior in right of payment to the Company's subordinated indebtedness.

           IN WITNESS WHEREOF, ALLTEL CORPORATION has caused this Ninth Supplemental Indenture to be executed in its corporate name by its Chairman and Chief Executive Officer and its corporate seal to be hereunder affixed and to be attested by its Secretary, and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, has caused this Ninth Supplemental Indenture to be executed in its name by a Vice President and its seal to be hereunto affixed and to be attested by an Assistant Secretary, all as of the day and year first above written.

                                               ALLTEL CORPORATION

                                                By:    /s/ Joe T. Ford
                                                       -----------------------
                                                       Name:  Joe T. Ford
                                                       Title: Chairman and Chief
                                                              Executive Officer
[Seal]
Attest:

By:
   -------------------------------
      Name:  Francis X. Frantz
      Title:  Secretary




                                                 CHASE MANHATTAN TRUST COMPANY,
                                                 NATIONAL ASSOCIATION



                                                 By:
                                                    ----------------------------
                                                       Name:
                                                       Title:  Vice President

[Seal]
Attest:


By:
   --------------------------------
      Name:
      Title:    Assistant Secretary

STATE OF ARKANSAS                     )
                                      )             SS:
COUNTY OF PULASKI                     )

         Personally appeared before me the undersigned, a Notary Public in and for said County, Joe T. Ford, to me known and known to me to be the Chairman and Chief Executive Officer of ALLTEL CORPORATION, the Corporation that executed the foregoing instrument, who acknowledged that he did sign and seal said instrument as such officer for and on behalf of said corporation, and that the same is his free act and deed as such officer, and the free corporate act and deed of said ALLTEL CORPORATION.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ______ day of _______________, 1998.

                                                  ------------------------------
                                                  Notary Public
                                                  [Notarial Seal]

STATE OF ARKANSAS                     )
                                      )             SS:
COUNTY OF PULASKI                     )

         Personally appeared before me the undersigned, a Notary Public in and for said County, Francis X. Frantz, to me known and known to me to be the Secretary of ALLTEL CORPORATION, the corporation that executed the foregoing instrument, who acknowledged that he did sign and seal said instrument as such officer for and on behalf of said corporation, and that the same is his free act and deed as such officer, and the free corporate act and deed of said ALLTEL CORPORATION.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ______ day of __________________, 1998.

                                                   -----------------------------
                                                   Notary Public
                                                   [Notarial Seal]

STATE OF                              )
                                      )             SS:
COUNTY OF                             )

         Personally appeared before me the undersigned, a Notary Public in and for said County, _____________________________, Vice President and
_______________________, Assistant Secretary, to me known and known to me to be Vice President and Assistant Secretary, respectfully, of CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a ________________________________________, that executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such officers for and on behalf of said association, and that the same is their free act and deed as such officers, and the free corporate act and deed of said CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ______ day of __________________, 1998.

                                                          ----------------------
                                                          Notary Public
                                                          [Notarial Seal]